UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2024

Remark Holdings, Inc.

Delaware	001-33720	33-1135689
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Commerce Street Las Vegas, NV	89106	702-701-9514
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 31, 2024, Remark Holdings, Inc. (the “Corporation”, “Remark,” “we,” “us” or “our”) entered into a stock purchase agreement (the “Tao Stock Purchase Agreement”) pursuant to which it issued 150,000 shares of its Series A Redeemable Voting Preferred Stock (the “Series A Preferred Stock”) to Remark’s Chief Executive Officer, Kai-Shing Tao. The summary of the Series A Preferred Stock set forth in Item 3.03 below is incorporated herein by reference.

Also on October 31, 2024, we entered into a voting agreement (the “Tao Voting Agreement”) with Mr. Tao pursuant to which Mr. Tao agreed to vote the shares of Series A Preferred Stock only in accordance with the recommendations of our Board of Directors with respect to the Voting Proposals.

The foregoing descriptions of the Tao Stock Purchase Agreement and the Tao Voting Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full texts of the Tao Stock Purchase Agreement and the Tao Voting Agreement, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

We relied upon an exemption from registration in accordance with Section 4(a)(2) of the Securities Act of 1933 because this issuance does not constitute a public offering of our shares of Series A Preferred Stock.

Item 3.03    Material Modifications to Rights of Security Holders.

Series A Preferred Stock

On October 31, 2024, we filed a Certificate of Designations (the “Series A Certificate of Designations”) with the Secretary of State of Delaware designating the rights, preferences and limitations of a new series of preferred stock with 150,000 shares designated as Series A Preferred Stock.

The Series A Certificate of Designations contains the following significant provisions:

•Dividends. The holder(s) of shares of the Series A Preferred Stock are not entitled to dividends of any kind.

•Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holder(s) of shares of Series A Preferred Stock will be entitled to be paid out of the assets the Corporation has legally available for distribution to its stockholders, with respect to the distribution of assets upon liquidation, dissolution or winding up (collectively, a “Liquidation Event”), a liquidation preference of $0.001 per share, before any distribution of assets is made to holders of the Corporation’s common stock or any other class or series of the Corporation’s capital stock that it may issue that ranks junior to the Series A Preferred Stock as to liquidation rights. The Corporation’s Series B Preferred Stock has priority over the Series A Preferred Stock with respect to distributions upon a Liquidation Event.

•Redemption. We will automatically redeem Series A Preferred Stock on the date that is 270 days after the day that the Corporation issues such shares of Series A Preferred Stock (the “Mandatory Redemption Date”). At any time prior to the Mandatory Redemption Date, we may, at our option, redeem the Series A Preferred Stock by providing written notice of not fewer than two days prior to such redemption.

•No Conversion Rights. The Series A Preferred Stock is not convertible into our common stock.

•Voting Rights. Holders of the Series A Preferred Stock shall be entitled to vote at meetings of the Corporation’s stockholders only on the following matters: (i) the election of directors to serve until the following annual meeting (the “Directors Proposal”), ii) the ratification of the Company’s independent registered public accounting firm (the “Auditor Proposal”), (iii) a proposal to approve the redomestication of the Corporation from the State of Delaware to the State of Nevada (the “Redomestication Proposal”), (iv) a proposal to approve an amendment to the Corporation’s 2022 Incentive Plan (the “Equity Plan Proposal”) to increase the number of shares reserved under the 2022 Incentive Plan, and (v) a proposal to increase the number of authorized shares of the Corporation’s common stock (the “Authorized Share Proposal”, and collectively with the Directors Proposal, the Auditor Proposal, the Reincorporation Proposal and the Equity Plan Proposal, the “Voting Proposals”, and each individually a “Voting Proposal”). Each share of Series A Preferred Stock shall be entitled to one thousand (1,000) votes on each Voting Proposal. Except as otherwise required by law, the holder(s) of Series A Preferred Stock shall vote together as a single class with holders of Common Stock.

•No Preemptive Rights. The holders of the Series A Preferred Stock will not have any preemptive rights to purchase or subscribe to our common stock or any other security.

The foregoing description of the Series A Certificate of Designations does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Certificate of Designations, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Series B Preferred Stock

On October 25, 2024, we filed a Certificate of Designations (the “Series B Certificate of Designations”) with the Secretary of State of Nevada designating the rights, preferences and limitations of a new series of preferred stock with 800,000 shares designated as Series B 15% Cumulative Redeemable Perpetual Preferred Stock (the “Series B Preferred Stock”).

The Series B Certificate of Designations contains the following significant provisions:

•Dividends. Holders of shares of Series B Preferred Stock are entitled to receive, when, as and if declared by the Board, out of our legally available funds for the payment of dividends, cumulative cash dividends at the rate of 15% of the stated value of $100.00 per share of the Series B Preferred Stock per annum (equivalent to $15.00 per annum per share). Dividends shall be payable on a quarterly basis in arrears on or after the 15th day after the end of each quarter.

•Liquidation Preference. In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of shares of Series B Preferred Stock will be entitled to be paid out of the assets we have legally available for distribution to our stockholders, with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of $100.00 per share, plus an amount equal to any accumulated and unpaid dividends to, but not including, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock we may issue that ranks junior to the Series B Preferred Stock as to liquidation rights.

•Redemption. On and after the date that is two (2) years from the date of each issuance (the “Redemption Period Start Date”), we may, at our option and upon not less than thirty (30) nor more than sixty (60) days’ written notice, redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $100.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

•No Conversion Rights. The Series B Preferred Stock is not convertible into our common stock.

•Voting Rights. Holders of the Series B Preferred Stock do not have any voting rights, except as required by Delaware law. On each matter on which holders of Series B Preferred Stock are entitled to vote under Delaware law, each share of Series B Preferred Stock will be entitled to one vote.

•No Preemptive Rights. The holders of the Series B Preferred Stock will not have any preemptive rights to purchase or subscribe to our common stock or any other security.

The foregoing description of the Series B Certificate of Designations does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Certificate of Designations, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 30, 2024, the Board of Directors of Remark approved an amendment to Section 2.06 of Remark’s Amended and Restated Bylaws (the “Bylaws”) to specify that the quorum for the transaction of business at all meetings of stockholders, whether annual or special, shall be 33.33% of the voting power of the shares outstanding entitled to vote, present in person or by proxy. The amendment became effective immediately.

The text of the amendment to the Bylaws is filed as Exhibit 3.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit	Description

3.1	Certificate of Designations - Series A Preferred Stock
3.2	Certificate of Designations - Series B Preferred Stock
3.3	Amendment to Amended and Restated Bylaws
10.1	Stock Purchase Agreement dated October 31, 2024 by and between Remark Holdings, Inc. and Kai-Shing Tao
10.2	Voting Agreement dated October 31, 2024 by and between Remark Holdings, Inc. and Kai-Shing Tao
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Remark Holdings, Inc.

Date:	October 31, 2024	By:	/s/ Kai-Shing Tao
		Name:	Kai-Shing Tao
		Title:	Chief Executive Officer